SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): June 27, 1997


                        Commission file number 1-12055



                       PARACELSUS HEALTHCARE CORPORATION
            (Exact name of registrant as specified in its charter)
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                        California                   95-3565943
        (State or other jurisdiction of              (IRS Employer
        incorporation or organization)               Identification No.)
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                 515 W. Greens Road, Suite 800, Houston, Texas
                   (Address of principal executive offices)


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                    77067                                   (281) 774-5100
                 (Zip Code)           (Registrant's telephone number, including
                                                              area code)
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ITEM 6.   RESIGNATION OF REGISTRANT'S DIRECTOR

On June 27, 1997, Mr. James A. Conroy submitted his resignation as a director of Paracelsus Healthcare Corporation (the "Company"). In his resignation letter, which is hereby filed as Exhibit 17, Mr. Conroy stated " My resignation is due to my unhappiness with the unwillingness of the Special Committee to address the issue of the old Paracelsus board members' responsibility for the reporting and accounting failures found by the Special Committee, as well as my strong disagreement with the decision made by the other board members not to make full disclosure of the results of the Special Committee's investigation to the Securities and Exchange Commission."

The Company's management, while accepting Mr. Conroy's resignation, does not agree with Mr. Conroy's positions on the matters addressed above because of the following:

(i) The Special Committee's investigation sought to uncover all facts relevant to the responsibility of the directors of premerger Paracelsus for the reporting and accounting failures reflected in the Company's restatement of its financial statements. Based on these facts, a majority of the Special Committee members, including a completely disinterested nonmanagement director, concluded that it was not in the Company's best interests for the Special Committee to make recommendations concerning the old Paracelsus' board members at that time. The Company's position was fully supported by Wilmer, Cutler & Pickering, its outside legal counsel which firm had been retained by the Special Committee to conduct such inquiry.

(ii) During the last Board Meeting, Mr. Conroy motioned that the Company should waive its attorney-client and work product privileges so as to permit disclosure of the detailed facts uncovered in the Special Committee's investigation to the Securities and Exchange Commission. During the discussion of that motion, Wilmer, Cutler & Pickering advised the Company that, given the pendency of the shareholder and derivative litigation and other factors, waiver of the privileges was not in the best interests of the Company. The Company was further reassured by Wilmer, Cutler & Pickering, that based on the available facts, all legally required public disclosures concerning the results of the Special Committee's investigation had already been made. Based on this advice, there was no second to Mr. Conroy's motion.

(iii)The Board is concerned that Mr. Conroy's positions may reflect his interests as a member of a large group of former Champion shareholders, rather that the interests of the Company, its shareholders and all of its other constituent groups.

ITEM 7.  EXHIBIT

17   Letter  re director resignation of Mr. James Conroy.

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                                     SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            Paracelsus Healthcare Corporation
                                                           (Registrant)

                                                  /s/ James G. VanDevender
Dated: July 7, 1997                      By:   ___________________________

                                                     James G. VanDevender
                                                  Executive Vice President,
                                                   Chief Financial Officer
                                                       & Director